Exhibit 32.01

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officers of CommunityOne Bancorp (the “Company”) certify that the Annual Report on Form 10-K of the Company for the year ended December 31, 2015 fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and the information contained in that Annual Report on Form 10-K fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Date:    March 11, 2016                        /s/ Robert L. Reid
Robert L. Reid
President and Chief Executive Officer

Date:    March 11, 2016                        /s/ David L. Nielsen
David L. Nielsen
Chief Financial Officer

*This certificate is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.